EXHIBIT 3.1


                                    FORM OF
                             STOCK OPTION AGREEMENT

          AGREEMENT made as of this ___ day of __________ 2002 (the "Date of Grant") between EVTC, Inc., a Delaware corporation having an address at 14910 Welcome Lane, Houston, TX 77014 (hereinafter referred to as the "Company"), and _______________________, an individual with an address at
____________________________________    (hereinafter    referred   to   as   the
"Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and the Optionee are parties to that certain Securities Purchase Agreement dated as of March 26, 2002 and amended May 10, 2002 (as amended, the "Purchase Agreement") whereby in partial consideration for the purchase of all of the outstanding ownership interest held by the Optionee as a member of Innovative Waste Technologies, LLC ("IWT"), the Company agreed to grant to the Optionee options to purchase up to an aggregate of _________ shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the subsequent adoption by the Company's shareholders of an amendment to the Company's articles of incorporation providing for sufficient additional shares to be authorized (the "Share Amendment").

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Optionee hereby agree as follows:

          1. Confirmation of Grant of Option. Subject to the effective date of the Share Amendment and the terms of this Agreement, the Company hereby grants to the Optionee the right to purchase (hereinafter referred to as the "Option") an aggregate of _________ shares of Common Stock, subject to adjustment as provided herein (such shares hereinafter being referred to as the "Shares"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly, the Optionee is urged to consult with its individual tax advisor prior to exercising the Option since the exercise of the Option may result in adverse tax consequences including the payment of additional federal and/or state income taxes.

          2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be $.25 per share.

          3. Exercise of Option. Subject to all of the terms and conditions of this Agreement, the right to purchase shares under the Option shall vest as to all Shares as of the Date of Grant. The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Company as provided in Sections 7 and 12 hereof.

          4. Term of Option. Subject to earlier termination or cancellation as provided in this Agreement, this Option, to the extent unexercised, shall expire on the day immediately prior to the fifth (5th) year anniversary of the Date of Grant. The holder of the Option shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the date this Option is exercised and payment of the full purchase price of the shares of Common Stock (with respect to which this Option is exercised) is made to the Company.

          5. Transferability of Option. At the time of issuance, the Option shall not have been registered under the Securities Act of 1933, as amended. During the term of the Option, the Option may be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, only if the conditions of Section 9(a) hereof have been satisfied.

          6. Registration. At the time of issuance, the shares of Common Stock subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Optionee will give a representation as to his investment intent with respect to such shares prior to their issuance as set forth in Section 7 hereof. The Company may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

          7. Method of Exercise of Option.
             -----------------------------

               (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit A hereto (the "Notice") and provision for payment to the Company in accordance with the procedure prescribed herein. Each such Notice shall:

          (i) state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

          (ii) contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such Shares, in a form satisfactory to counsel to the Company;

          (iii) be signed by the Optionee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel to the Company, of the right of such other person or persons to exercise the Option;

          (iv) include payment of the full purchase price for the shares of Common Stock to be purchased pursuant to such exercise of the Option; and

          (v) be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company's executive office, then such written Notice must be received at such office on or before the last regular business day prior to such date of expiration.


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

               (b) Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Optionee or such person or persons at the place specified by the Company on the date the Notice is received by the Company (i) by delivering to the Company a certified or bank cashier's check payable to the order of the Company or (ii) if consented to by the Company in writing, by delivering to the Company properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, or (iii) if consented to by the Company in writing, by a concurrent sale of a portion of the shares of Common Stock to be acquired upon the exercise of this Option to the extent permitted upon delivery by the Optionee of a properly executed notice, together with a copy of the Optionee's irrevocable instructions to a broker acceptable to the Company to sell all or a portion of such shares of Common Stock and deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price; provided, that, in connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, or (iv) by any combination of the foregoing. For purposes of the immediately preceding sentence, an exercise effected by the tender of Common Stock (or deemed to be effected by the tender of Common Stock) may only be consummated with Common Stock held by the Optionee for a period of six (6) months.

               (c) The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 7 and the provisions of Section 8 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Notice and related payment were received by the Company. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to the provisions of this Section 7 shall be void and of no effect if all of the preceding provisions of this Section 7 and the provisions of Section 8 shall not have been complied with.

               (d) The certificate or certificates for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Optionee (or in the name of the Optionee's estate or other beneficiary if the Option is exercised after the Optionee's death), or if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, will be registered in the name of the Optionee and another person jointly, with right of survivorship and will be delivered as soon as practical after the date the Notice is received by the Company (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

               (e) If the Optionee fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, his right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Committee. The Option may be exercised only with respect to full Shares.

               (f) In the event, at any time and from time to time, of any merger or consolidation in which the Company shall be a constituent party and in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or other properly (including cash) or any combination of the


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

foregoing (a "Transaction"), then the Optionee, upon exercise of the Option at any time after the consummation of such Transaction, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which such Optionee would have been entitled upon the consummation of such Transaction if such holder had exercised such Option immediately prior thereof (subject thereafter to further adjustments from and after the dates of the consummation of such Transaction to correspond as nearly as possible to other adjustments provided for herein).

          8. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange or automated trading medium upon which the Common Stock may then be listed or traded.

          9.   Unregistered Securities / Legend.
               ---------------------------------

               (a) If so requested by the Company, upon any sale or transfer of the Option or the Common Stock purchased upon exercise of the Option (subject to the provisions of Section 9(c) hereof), the Optionee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Option or the Common Stock to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Section 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the Option or the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Option or Common Stock may then be sold pursuant to an exemption from registration requirements or otherwise without violating Section 5 of said Act.

               (b) The Common Stock issued upon exercise of the Option shall bear the following (or similar) legend if required by counsel for the Company:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) REGISTERED UNDER SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR (ii) EVTC, INC., A DELAWARE CORPORATION (THE "COMPANY"), SHALL HAVE RECEIVED A LEGAL OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION OF SUCH SHARES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


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

               (c) The Optionee hereby agrees that, if so requested by the Company or any representatives of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Optionee shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during the six (6) month period (or such longer or shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such registration shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

          10. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

          11. Limitation of Action. The Optionee and the Company each acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or a Parent or Subsidiary, on the one hand, or against the Optionee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

          12. Notices. Each notice relating to this Agreement shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to them at EVTC, Inc., 14910 Welcome Lane, Houston, TX 77014 (Attn:
Chief Executive Officer), or to such other address as may be designated for such purpose by the Company from time to time by notice given in the manner herein provided. All notices to the Optionee shall be addressed to the Optionee or such other person or persons at the Optionee's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

          13.  Benefits of Agreement.  This Agreement shall inure to the benefit
of  the  Company,   the  Optionee  and  their   respective   heirs,   executors,
administrators, personal representatives, successors and permitted assignees.

          14. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

          15. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Delaware.


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

          16. Disposition of Shares. By accepting this Agreement, the Optionee agrees that in the event he shall dispose (whether by sale, exchange, gift or any like transfer) of any shares of Common Stock of the Company (to the extent such shares are deemed to have been purchased pursuant to this Option) acquired by him pursuant hereto within two years of the Date of Grant of this Option or within one year after the acquisition of such shares pursuant hereto, he will notify the President of the Company no later than 15 days from the date of such disposition of such date or dates and the number of shares disposed of by him and the consideration received, if any, and, upon notification from the Company, promptly forward to the Company (to the attention of its President) any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by any delay in making such payment) incurred by reason of such disposition.

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

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant set forth above.

                                        EVTC, Inc.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        OPTIONEE:


                                        ----------------------------------------
                                        [NAME]

                                        Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                        --------------------------------
                                        Social Security No.


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

                                                                       EXHIBIT A

                              OPTION EXERCISE FORM

                                                        [DATE]

EVTC, Inc.
14910 Welcome Lane
Houston, TX 77014
Attention: _____________

Dear Sirs:

     Pursuant to the provisions of the Stock Option Agreement dated ______________ _____, 2002 (the "Agreement"), whereby EVTC, Inc. (the "Company") granted to the undersigned an option (the "Option") to purchase up to 7,500,000 shares of the Company's common stock, $.01 par value (the "Option Shares") subject to the terms of the Agreement, the undersigned hereby notifies you that the undersigned elects to exercise its option to purchase _________of the shares covered by such Option, at the $0.25 per share price specified therein.

     In full payment of the price for the shares being purchased hereby, the undersigned is delivering to you herewith (i) certified or bank cashier's check payable to the order of the Company in the amount of $____________, or (ii) a certificate or certificates for [ ] shares of Common Stock of the Company, and which have a fair market value as of the date hereof of $___________, [and a certified or bank cashier's check, payable to the order of the Company, in the amount of $________________]. Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Company, with my signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange.

     In deciding to exercise the Option and acquire the Option Shares, the undersigned makes the following representations, warranties and statements to the Company:

          o The undersigned is relying solely upon its independent investigation and due diligence regarding the Company and an investment in the Option
     Shares; it being acknowledged by the undersigned that it has had an opportunity (i) to review copies of all forms, reports and documents filed with the Securities and Exchange Commission by the Company and (ii) to consult with its own attorney and tax advisor regarding legal matters concerning an investment in the Option Shares and the tax consequences of acquiring the Option Shares, respectively. The undersigned is not relying upon any representations or warranties made by or on behalf of the Company;

          o The undersigned understands that the Option Shares are being offered and sold to it in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of Section 4(2) promulgated under the Act, and that the Company is relying upon the truth
     and   accuracy   of   the   undersigned's   representations,


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

     warranties, acknowledgments and understandings set forth herein for purposes of qualifying for exemptions from registration under the Act and applicable state securities laws. The undersigned is aware of what constitutes, and fully understand the definition of, an "Accredited Investor" (as that term is defined in Regulation D promulgated under the Act) and represent that the undersigned is an "Accredited Investor" for purposes of Regulation D;

          o The undersigned further understands that (i) the Option Shares have not been registered under the Act; (ii) the Company is under no obligation to register the Option Shares under the Act or any applicable state security laws or to take any action to make any exemption form such registration provisions available; (iii) the Option Shares may not be sold, transferred, assigned, pledged or subjected to any lien or security interest unless they are first registered under the Act and applicable state securities laws or an exemption from the registration provisions of the Act and applicable state securities laws are available with respect to the proposed sale or transfer; (iv) the certificates evidencing the Option Shares shall contain a restrictive legend, in form and substance reasonably satisfactory to the Company's legal counsel, to the effect that the transfer thereof is restricted; and (v) stop transfer instructions will be placed with the transfer agent for the Option Shares; and

          o The undersigned acknowledges that its investment in the Option Shares is speculative and involves the risk of loss, including the loss of the entire value of the investment and, because there are substantial restrictions on the transferability of the Option Shares, the potential inability to liquidate the Option Shares readily in case of an emergency. The undersigned is able to bear the economic risks and hold the Option Shares for an indefinite period of time. The undersigned is acquiring the Option Shares for its own account, and not with a view to any resale or distribution of the Option Shares, in whole or in part, in violation of the Act or any applicable securities laws.


                                        Very truly yours,

                                        [NAME]


                                        -------------------------------------
                                        Name:
                                        Title:


                                        -------------------------------------

                                        -------------------------------------
                                        -------------------------------------
                                        (Address for notices, reports,
                                        dividend checks and other
                                        communications to stockholders.)


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